Exhibit 99.2

STONE ARCADE ACQUISITION CORP.

ONE NORTHFIELD PLAZA, SUITE 480

NORTHFIELD, IL 60093

TEL: (847) 441-0929

News Release

Stone Arcade Acquisition Corp. Announces Conference Call to Discuss Planned Acquisition of International Paper’s Kraft Paper Business

NORTHFIELD, IL. — June 27, 2006 — Stone Arcade Acquisition Corp. (OTCBB:SCDE) is pleased to announce that it will hold a conference call for holders of Stone Arcade’s public securities on Thursday, June 29, 2006 at 10:00 am Eastern time to discuss its planned acquisition of the Kraft Paper Business of International Paper (NYSE:IP). The dial-in information is as follows:

Dial-in  Number:              800 755-4358

Participant’s Code:        9557327

Stone Arcade Acquisition Corporation is a publicly traded special purpose acquisition company founded in April 2005 that consummated its initial public offering of units in August 2005. Stone Arcade was formed for the purpose of identifying and effecting an asset acquisition or business combination with an unidentified business in the paper, packaging, forest products, and related industries.

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This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such  forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Stone Arcade that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in Stone Arcade’s  Securities and Exchange Commission filings. The information set forth herein should be read in light of such risks. Stone Arcade does not  assumes any obligation to update the information contained in this press release.

Contacts:

For Stone Arcade Acquisition Corporation:

Roger Stone or Matt Kaplan, 847-441-0929